EXHIBIT 1.1

                                   NOVA SCOTIA

                           CERTIFICATE OF CONTINUANCE

                                  COMPANIES ACT


REGISTRY NUMBER
---------------

3062403

I HEREBY CERTIFY that

      YM BIOSCIENCES INC.

a subsisting company incorporated under the laws of another jurisdiction, has satisfied the Registrar that the provisions of Section 133 of the Nova Scotia Companies Act, R.S.N.S., 1989 and any amendments thereto, have been complied with.

I FURTHER CERTIFY that the aforementioned company is hereby continued in the Province of Nova Scotia effective December 11, 2001.


/s/ Karen Richard                                    December 11, 2001
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Deputy Registrar of Joint Stock  Companies           Date of Continuance